UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2025

CHAMPIONS ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11504	52-1401755
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 University Plaza, Suite 307, Hackensack, New Jersey 07601
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (201) 808-8400

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	CSBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 18, 2025, Champions Oncology, Inc. (the “Company”) announced the hiring and appointment of Robert Brainin to serve as the Company’s Chief Executive Officer, effective as of August 25, 2025.

Mr. Brainin, age 54, has served as a member of the Company's Board of Directors since February 2021 and will remain a Director following his appointment to Chief Executive Officer. He brings more than 25 years of experience in life sciences and technology. Most recently, Mr. Brainin served as Chief Business Officer and Executive Vice President at Veracyte, an oncology diagnostics company, since July 2021. From August 2017 to January 2021, he worked at Genuity Science, where he held various positions including Chief Executive Officer, Chief Operating Officer and served as a director. Before joining Genuity, he was Vice President and General Manager of Life Sciences and Applied Genomics at Illumina, and before that as a Vice President/General Manager of the Enterprise Genomics Solutions business of Thermo Fisher Scientific, Inc. He joined Thermo Fisher via its acquisition of Life Technologies, Inc. in 2014. From 2004 to 2014, Mr. Brainin served in a number of positions at Life Technologies and its predecessor, Invitrogen, predominantly leading a variety of large businesses that served customers in the academic and BioPharma segments. In all these roles, he led the expansion of the applications of technologies or genomic data to new fields to serve the needs of growing types of users. Earlier in his career, he was a management consultant at McKinsey & Co. and has served as an adjunct professor at the University of San Diego School of Law. Mr. Brainin holds an undergraduate degree in economics from Emory University and a law degree from Harvard Law School.

Mr. Brainin has entered into an Employment Agreement (attached hereto as Exhibit 10.1). Pursuant to the agreement, he will receive an annual base salary of $500,000 and will have the opportunity to earn a discretionary target incentive bonus of 75% of his base salary. He will also receive multiple equity awards, including 225,000 options to purchase the Company’s common stock, which will vest over a four-year period, and 475,000 options to purchase the Company’s common stock which will vest at varying time points and are based on varying performance criteria.

There are no family relationships between Mr. Brainin and any director or executive officer of the Company. There are no transactions between the Company and Mr. Brainin that are subject to disclosure under Item 404(a) of Regulation S-K.

Ronnie Morris, M.D., will transition to Executive Chairman of the Board on August 25, 2025, supporting the leadership transition while remaining actively involved in the Company’s strategic initiatives. Joel Ackerman, Chairman of the Board, will transition to Board Director.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits
The following exhibits are filed herewith:

Exhibit No.

99.1	Press Release dated July 18, 2025
10.1	Employment Agreement between Champions Oncology, Inc. and Robert Brainin, effective as of July 16, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS ONCOLOGY, INC.
(Registrant)

Date: July 21, 2025	By:	/s/ Joel Ackerman
Joel Ackerman
Chairman of the Board of Directors